PLAY LA INC.

A Tortola, B.V.I. Corporation

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David Hallonquist, President and Chief Executive Officer and Brian Cole, Chief Financial Officer of Play LA Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the annual report of Play LA Inc. for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Play LA Inc.

Dated March 23, 2007

/s/David Hallonquist

David Hallonquist,

President and Chief Executive Officer

Dated March 23, 2007

/s/Brian Cole

Brian Cole,

Chief Financial Officer